SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM  8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported):
September 20, 2001

ALLIANCE DATA SYSTEMS CORPORATION
(Exact name of registrant as specified in its chapter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17655 WATERVIEW PARKWAY
DALLAS, TEXAS  75252
(Address and Zip Code of Principal Executive Offices)

(972) 348-5100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On September 20, 2001, Alliance Data Systems Corporation (the “Company”) announced that the results for the third quarter will be in line with current analyst estimates and reaffirmed its guidance for the full year 2001.  The Company also announced the authorization of a share repurchase program.  The press release is being filed as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)         FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

             None.

(b)        PRO FORMA FINANCIAL INFORMATION.

             None.

(c)         EXHIBITS.

             99.1 Press Release dated September 20, 2001, in connection with the earnings announcement.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, as amended,  the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE DATA SYSTEMS CORPORATION

Dated: September 20, 2001	By:	/s/	Edward J. Heffernan

Edward J. Heffernan
Executive Vice President and
Chief Financial Officer